                                 EXHIBIT (23)(i)

              CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS



As registered independent public accountants, we hereby consent to the incorporation of our report dated July 21, 2006 included in this Form 10-KSB into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-5782, 333-61472 and 333-61417) and on Form S-3 (File Nos. 33-63831,
333-30399, and 333-55759).


/s/ VITALE, CATURANO & COMPANY, Ltd.

August 25, 2006
Boston, Massachusetts